HANSEN, BARNETT & MAXWELL
              A Professional Corporation

             CERTIFIED PUBLIC ACCOUNTANTS

                                                        (801) 532-2200
     Member of AICPA Division of Firms                Fax (801) 532-7944
              Member of SECPS                    345 East Broadway, Suite 200
 Member of Summit International Associates      Salt Lake City, Utah 84111-2693




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
Kinship Systems, Inc.

As independent certified public accountants, we hereby consent to the use of our report dated September 5, 2000 with respect to the financial statements of Kinship Systems, Inc. as of July 31, 2000 and for the period from February 1, 2000 (date of inception) through July 31, 2000 included in the Registration
Statement on Form SB-1 and related Prospectus of Kinship Systems, Inc. for the registration of 200,000 shares of common stock (the "Registration Statement"). We also consent to the use of our name in the "Experts" section of this Registration Statement.

                                                   /s/HANSEN, BARNETT & MAXWELL
                                                   ----------------------------
                                                      HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
November 10, 2000

                                       34